Exhibit 11.1

                       COMPUTATION OF PER SHARE EARNINGS

                                                                  FOR THE THREE MONTHS ENDED JANUARY 31,
                                          -----------------------------------------------------------------------------------
                                                            2001                                        2000
                                          ---------------------------------------     ---------------------------------------
                                             INCOME        SHARES       PER SHARE       INCOME         SHARES       PER SHARE
                                          (NUMERATOR)   (DENOMINATOR)    AMOUNTS      (NUMERATOR)   (DENOMINATOR)    AMOUNTS
                                          -----------   -------------    -------      -----------   -------------    -------
BASIC EPS:
Income available to Common shareholders     $ 67,541      2,604,736       $0.03       $  37,986       2,604,736      $ 0.01

Exercise of Common stock options                  --          1,978          --              --              --          --

EFFECT OF DILUTIVE SECURITIES:
Common stock options                              --         28,831          --              --          18,979          --
                                            --------      ---------       -----       ---------       ---------      ------
DILUTED EPS:
Income available to Common shareholders     $ 67,541      2,635,545       $0.03       $  37,986       2,623,715      $ 0.01
                                            --------      ---------       -----       ---------       ---------      ------

                                                                   FOR THE SIX MONTHS ENDED JANUARY 31,
                                          -----------------------------------------------------------------------------------
                                                            2001                                        2000
                                          ---------------------------------------    ----------------------------------------
                                             INCOME        SHARES       PER SHARE    INCOME (LOSS)     SHARES       PER SHARE
                                          (NUMERATOR)   (DENOMINATOR)    AMOUNTS      (NUMERATOR)   (DENOMINATOR)    AMOUNTS
                                          -----------   -------------    -------      -----------   -------------    -------
BASIC EPS:
Income available to Common shareholders     $256,959      2,604,736       $0.10       $ 122,247       2,604,736      $ 0.05

Change in accounting principle                    --             --          --        (158,896)             --       (0.06)

Exercise of Common stock options                  --            988          --              --              --          --

EFFECT OF DILUTIVE SECURITIES:
Common stock options                              --         23,933          --              --          20,419          --
                                            --------      ---------       -----       ---------       ---------      ------
DILUTED EPS:
Income (loss) available to Common
shareholders                                $256,959      2,629,657       $0.10       $ (36,649)      2,625,155      $(0.01)
                                            --------      ---------       -----       ---------       ---------      ------